RARE Legg Mason Australia Holdin1s Pty Ltd
Level 13, 35 Clarence Street
Sydney NSW 2000
Australia ABN 29 607 321264
Phone :  +61 2 9397 7300
Fax:       +61 2 9397 7399
Email:   invest@RAREin frastructure  .com Web:     www.RARE,nlrastructure.com

29 July 2019

To Whom It May Concern,

The individuals noted below are, from 18 July 2019 and until otherwise advised, authorised to execute documents on behalf of Legg Mason Australia Holdings Ply Limited  and its subsidiaries
(the RARE Group):

Position                                                     Signature

Terrence J Murphy                       Director
Richard Elmslie                          Director
Nicholas Langley                        Director
Heng Hong Lennie Lim  I       Director
Annette Golden                Company Secretary
Carl McGann           I Chief Operating Officer
Cynthia List          Authorised Person
Barbara Brooke Manning  Authorised Person
Scott Glasser        Authorised Person

The RARE Group:    RARE Infrastructure Limited
RARE Infrastructure (North America) Pty Limited
RARE Infrastructure International Pty Limited RARE infrastructure (Finance) Ply Limited

RARE Legg Mason Australia Holdings Pty Ltd
Level 13,
35 Clarence Street
Sydney NSW 2000 Australia ABN 29 607 321 264

RARE Infrastructure Europe Pty Limited
RARE Holdings Pty Limited
Legg Mason Australia Holdings Pty Limited
Treasury Holdings Pty Limited

Signed on behalf of

Legg Mason Australia Holdings Pty Limited in accordance with section 127 of  The Corporations Act 2001(Cth):

Director

Richard Elmslie

29 July 2019

Company Secretary

Annette Golden

29 July 2019